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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We have issued our reports dated March 28, 2012, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of VIST Financial Corp and subsidiaries on Form 10-K for the year ended December 31, 2011. We hereby consent to the incorporation by reference of said reports in the Registration Statements of VIST Financial Corp on Forms S-3 (File No.333-45878, effective September 15, 2000; File No. 333-102238, effective December 27, 2002; and File No. 333-166305, effective April 26, 2010) and Forms S-8 (File No. 333-81509 and 333-81511, effective June 25, 1999; File No. 333-37452 and 333-37438, effective May 19, 2000; File No. 333-45874, effective September 15, 2000; File No. 333-108129 and 333-108130, effective August 23, 2003; File No. 333-143790, effective June 15, 2007; File No. 333-165923, effective April, 7, 2010; and File No. 333-174098, effective May 10, 2011).

/s/ Grant Thornton LLP

Philadelphia, Pennsylvania
March 28, 2012

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm